UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2015

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:  (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2015:

•                  STAG Industrial, Inc., a Maryland corporation (the “Company”), and its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”) entered into a term loan agreement, dated as of September 29, 2015, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide an unsecured $150 million term loan maturing September 29, 2020 (the “New Term Loan Agreement”).

•                  The Company and the Borrower entered into a first amendment, dated as of September 29, 2015  (the “Amendment to Credit Agreement”), to credit agreement, dated as of December 18, 2014, with Wells Fargo Bank, National Association and other lenders named therein, pursuant to which the lenders provide a revolving unsecured credit facility up to $450 million maturing December 18, 2019 (as amended, the “Credit Agreement”).

•                  The Company and the Borrower entered into a first amendment, dated as of September 29, 2015 (the “Amendment to Term Loan A Agreement”), to term loan agreement, dated as of December 18, 2014, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide an unsecured $150 million term loan maturing March 31, 2022 (as amended, the “Term Loan A Agreement”).

•                  The Company and the Borrower entered into a first amendment, dated as of September 29, 2015 (the “Amendment to Term Loan B Agreement”), to amended and restated term loan agreement, dated as of December 18, 2014, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide an unsecured $150 million term loan maturing March 21, 2021 (as amended, the “Term Loan B Agreement”).

As of September 29, 2015, the Borrower had approximately $178 million in outstanding borrowings under the Credit Agreement.  Borrowings under the Credit Agreement have been used to fund acquisitions and working capital needs.

As of September 29, 2015, the term loan available under the Term Loan A Agreement was fully drawn and no amounts have been borrowed under the New Term Loan Agreement or the Term Loan B Agreement.

Below are more detailed descriptions of the New Term Loan Agreement, the Amendment to Credit Agreement, the Amendment to Term Loan A Agreement and the Amendment to Term Loan B Agreement.

New Term Loan Agreement

On September 29, 2015, the Company, as guarantor, and the Borrower, as borrower, entered into a New Term Loan Agreement with Wells Fargo Bank, National Association and other lenders. The New Term Loan Agreement provides for a five-year senior unsecured loan in the original principal amount of up to $150 million. Additionally, the New Term Loan Agreement has a feature that allows the Company to request up to $100 million in additional term loans, subject to conditions. Unless otherwise terminated pursuant to the terms of the New Term Loan Agreement, the loan will mature on September 29, 2020.

Wells Fargo Securities, LLC served as Lead Arranger and Bookrunner and Capital One, National Association, Regions Bank, and PNC Bank, National Association served as Co-Syndication Agents, Joint Lead Arrangers and Bookrunners on the New Term Loan Agreement.  Wells Fargo Bank, National Association served as the Administrative Agent.  The other lenders are Bank of America, N.A., Citibank, N.A., TD Bank, N.A., Raymond James Bank, N.A., U.S. Bank National Association, Morgan Stanley Bank, N.A. and Branch Banking and Trust Company.

The New Term Loan Agreement includes a delayed draw feature that allows the Borrower to draw up to six advances of at least $25 million each until September 29, 2016.  To the extent that the Borrower does not request advances of the $150 million of aggregate commitments by September 29, 2016, the unadvanced commitments terminate, and the Borrower must pay the lenders a commitment termination fee of 0.50% of the terminated commitments.  The Borrower did not make a draw at closing; accordingly, as of September 29, 2015, no amounts were outstanding under the New Term Loan Agreement.

Borrowings under the New Term Loan Agreement bear interest at a floating rate per annum equal to, at the Borrower’s election, LIBOR or the Base Rate (each as defined in the New Term Loan Agreement) plus a spread. The spread depends upon the Company’s consolidated leverage ratio and ranges from 1.30% to 1.90% for LIBOR borrowings and from 0.30% to 0.90% for Base Rate borrowings.  Had the Company borrowed under the New Term Loan Agreement, the applicable spread on the borrowings as of September 29, 2015, would have been 1.30%.

Once the Borrower’s non-credit-enhanced senior unsecured long-term debt is rated by two or more of S&P, Moody’s and Fitch, a performance-based spread (based on the debt rating) will apply instead of a leverage-based spread.  The performance-based spread will range from 0.90% to 1.75% for LIBOR borrowings and from 0.00% to 0.75% for Base Rate borrowings.

Beginning 60 days after the closing date, the New Term Loan Agreement provides for an unused fee payable by the Borrower to the lenders at a rate per annum of 0.175% of the unadvanced aggregate commitments (currently $150 million).  The unused fee is due and payable monthly until the earlier of (i) the date that commitments of $150 million have been advanced and (ii) September 29, 2016.

The Borrower paid the Lead Arranger and the Administrative Agent customary fees in connection with their services related to the New Term Loan Agreement.

The Borrower’s ability to borrow (or maintain borrowings) under the New Term Loan Agreement is subject to the Company’s ongoing compliance with a number of customary financial covenants substantially consistent with the financial covenants in the Credit Agreement.

Pursuant to the terms of the New Term Loan Agreement, upon a default, the Company’s distributions are limited to the minimum amount necessary for the Company to maintain its status as a real estate investment trust.

The Company and certain of its subsidiaries guarantee the obligations under the New Term Loan Agreement.

The foregoing description of the New Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the New Term Loan Agreement, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Amendment to Credit Agreement

On September 29, 2015, the Company and the Borrower entered into the Amendment to Credit Agreement with Wells Fargo Bank, National Association and other lenders named therein, which amends the Credit Agreement.  Pursuant to the Amendment to Credit Agreement, the senior unsecured revolving credit facility was increased from up to $300 million to up to $450 million. Additionally, the accordion feature that allows the Borrower to request an increase in the aggregate commitments, subject to certain conditions, was increased from up to $600 million to up to $800 million. Unless otherwise terminated pursuant to the terms of the Credit Agreement, the credit facility will mature on December 18, 2019.  The material terms of the Credit Agreement, including the financial covenants, are unchanged.  The Borrower paid the Administrative Agent customary fees in connection with its services related to the Amendment to Credit Agreement.

The foregoing description of the Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Credit Agreement, a copy of which has been filed as Exhibit 10.2 to this report and is incorporated in this Item 1.01 by reference.

Amendments to Term Loan A Agreement and Term Loan B Agreement

On September 29, 2015, the Company and the Borrower entered into the Amendment to Term Loan A Agreement and the Amendment to Term Loan B Agreement, with Wells Fargo Bank, National Association and other lenders named therein, to conform certain provisions to the New Term Loan Agreement and Credit Agreement.

The foregoing description of the Amendment to Term Loan A Agreement and the Amendment to Term Loan B Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Term Loan A Agreement and the Amendment to Term Loan B Agreement, copies of which have been filed as Exhibits 10.3 and 10.4 to this report and are incorporated in this Item 1.01 by reference.

ITEM 2.03.                               CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1

Term Loan Agreement, dated as of September 29, 2015, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.2

First Amendment to Credit Agreement, dated as of September 29, 2015, among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.3

First Amendment to Term Loan Agreement, dated as of September 29, 2015, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.4

First Amendment to Amended and Restated Term Loan Agreement, dated as of September 29, 2015, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: October 1, 2015	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Term Loan Agreement, dated as of September 29, 2015, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.2

First Amendment to Credit Agreement, dated as of September 29, 2015, among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.3

First Amendment to Term Loan Agreement, dated as of September 29, 2015, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.4

First Amendment to Amended and Restated Term Loan Agreement, dated as of September 29, 2015, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.